Exhibit 10.14

OPERATING AGREEMENT

by and among

ORIENTAL INTRA-ASIA ENTERTAINMENT (CHINA) LIMITED,

CHINA TRANSINFO TECHNOLOGY GROUP CO., LTD.,

BEIJING PKU CHINAFRONT HIGH TECHNOLOGY CO., LTD.,

BEIJING TIAN HAO DING XIN SCIENCE AND TECHNOLOGY CO., LTD.,

BEIJING ZHANGCHENG CULTURE AND MEDIA CO., LTD.

BEJING ZHANGCHENG SCIENCE AND TECHNOLOGY CO., LTD.,

CHINA TRANWISEWAY INFORMATION TECHNOLOGY CO., LTD.,

SHANGHAI YOOTU INFORMATION TECHNOLOGY CO., LTD.,

XINJIANG ZHANGCHENG SCIENCE AND TECHNOLOGY CO., LTD.,

DALIAN DAJIAN ZHITONG INFORMATION SERVICE CO., LTD.

and

THE SHAREHOLDERS OF
CHINA TRANSINFO TECHNOLOGY GROUP CO., LTD.
NAMED HEREIN

OPERATING AGREEMENT

This Operating Agreement (the “Agreement”) is entered into on February 3, 2009 by and among Oriental Intra-Asia Entertainment (China) Limited (“Oriental”), China TransInfo Technology Group Co., Ltd. (“Group Company”), Beijing PKU Chinafront High Technology Co., Ltd. (“PKU”), Beijing Tian Hao Ding Xin Science and Technology Co., Ltd. (“Bejing Tian Hao”), Beijing Zhangcheng Culture and Media Co., Ltd. (“Zhangcheng Culture”), Bejing Zhangcheng Science and Technology Co., Ltd. (“Zhangcheng Science”), China TranWiseway Information Technology Co., Ltd. (“Chian TranWiseway”) Xinjiang Zhangcheng Science and Technology Co., Ltd. (“Xinjiang Zhangcheng”), Dalian Dajian Zhitong Information Service Co., Ltd. (“Dalian Dajian”) and Shanghai Yootu Information Technology Co., Ltd. (“Shanghai Yootu” and together with Group Company, PKU, Beijing Tian Hao, Zhangcheng Culture, Zhangcheng Science, China TranWiseway, Xinjiang Zhangcheng and Dalian Dajian, the “VIE Entities”) and the shareholders of Group Company identified blow (the “Shareholders”).  Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.”

WHEREAS:

1.	Oriental is a wholly foreign-owned enterprise organized in the People’s Republic of China (the “PRC”);

2.
Each of the VIE Entities is a limited liability company and duly organized and validly existing under the laws of PRC and is approved by the competent governmental authorities to carry on the business of traffic information services;

3.	Oriental has established a business relationship with the VIE Entities by entering into the Exclusive Technical Consulting and Services Agreement (the “TSA”);

4.
Pursuant to the TSA by and among Oriental and the VIE Entities, the VIE Entities shall make certain payments to Oriental in consideration of the services provided by Oriental thereunder.  However, the relevant payables have not been paid yet and the daily operation of the VIE Entities will have a material impact on their capacity to pay the payables to Oriental.

5.	Shudong Xia is a shareholder of the Group Company who owns 70.68% equity in the Group Company.

6.	Zhiping Zhang is a shareholder of the Group Company who owns 8.83% equity in the Group Company.

7.	Zhibin Lai is a shareholder of the Group Company who owns 8.83% equity in the Group Company.

8.	Wei Gao is a designee of SAIF Partners III L.P., which owns 11.66% equity in the Group Company.

9.	The Parties agree to further clarify matters relating to the operation of the VIE Entities pursuant to provisions herein.

NOW, THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

1.           In order to ensure the VIE Entities’ normal operation, Oriental agrees, subject to the VIE Entities’ satisfaction of the relevant provisions herein, to act as the guarantor for the VIE Entities in the contracts, agreements or transactions in association with the VIE Entities’ operation between the VIE Entities and any other third parties and to provide full guarantee for the VIE Entities in performing such contracts, agreements or transactions subject to the applicable laws.  In consideration for such guaranty, each of the VIE Entities agrees to pledge the receivables of its operation and mortgage all of its assets which have not been mortgaged to any third parties at the execution date of this Agreement to Oriental.  Notwithstanding the foregoing, no guaranteed obligation of Oriental shall arise unless and until Oriental assumes such obligation in writing.  Pursuant to the above guarantee arrangement, Oriental, as the guarantor for the VIE Entities and upon request of the VIE Entities’ counter parties, shall enter into written guarantee contracts with such parties that are reasonably acceptable to Oriental and that do not violate any applicable laws or material contracts that Oriental is subject to.

2.           Subject to the requirement herein set forth in Article 1, in order to ensure the performance of the various operational agreements between Oriental and the VIE Entities and to ensure the payment of various payables by the VIE Entities to Oriental, the VIE Entities together with the Shareholders hereby jointly agree that the VIE Entities shall not conduct any transaction which may materially affect their assets, obligations, rights or their business operation without obtaining a prior written consent from Oriental or Oriental’s affiliates, including without limitation the following:

2.1	To borrow money from any third parties or assume any debt;

2.2	To assign to any third parties the rights and obligation under the Agreement;

2.3	To create or undertake any mortgage, pledge or any other type of encumbrance on any of the VIE Entities’ existing properties or properties acquired in the future;

2.4	To acquire assets of any third party on behalf of the VIE Entities, or to execute any agreement, arrangement, commitment or memorandum for the same;

2.5	To sell, lease or otherwise dispose of any assets of the VIE Entities, or to execute any agreement, arrangement, commitment or memorandum for the same;

2.6	To borrow or lend money to any third party on behalf of the VIE Entities, or to execute any agreement, arrangement, commitment or memorandum for the same;

2.7
To assume any obligation, give a guarantee or endorsement for any third party on behalf of the VIE Entities or assume responsibility in whatever form for any third party’s obligation on behalf of the VIE Entities, or to execute any agreement, arrangement, commitment or memorandum for the same;

2.8	To approve the annual budget and annual business plan of the VIE Entities and any material deviations thereof;

2.9	To make any capital expenditure by the VIE Entities other than in the ordinary course of its business;

2.10
To take any action (including but not limited to voting at shareholders’ meetings and signing resolutions at shareholders’ meetings) that, according to the effective articles of association of the Group Company, requires a unanimous consent of all shareholders or directors;

2.11
When exercising his right in his capacity as a shareholder (including but not limited to the exercise of his voting rights) of the Group Company, to adopt any resolution or otherwise take any shareholder action that contradicts or jeopardises the rights and interests of Oriental or its affiliates; and

2.12	To take any action which violates the terms of this Agreement and any of other agreements entered into by the VIE Entities.

3.           Each of the Shareholders hereby undertakes:

3.1
To approve in his/her capacity as a shareholder, upon receiving instruction from Oriental, the entering into by the Group Company of the TSA with Oriental, its affiliate or any other entity designed by Oriental;

3.2
To provide to Oriental the monthly consolidated financial statements of the Group Company within five (5) days after the end of each month as well as any other documentation and information on the VIE Entities’ business operations and financial condition, to the extent that he is entitled to receive the same in his capacity as a shareholder of the Group Company as requested by Oriental from time to time (excluding information provided by the Group Company);

3.3
That if, according to the law of China, his equity interest in the Group Company is deemed to be common property, he should obtain a written statement from his spouse indicating that it is not common property between himself and his spouse but his own personal property;

3.4
At any time to defend claims and assertion regarding his equity interest in the Group Company and the creditor’s rights of any third party who claims interest in the same, provided that the Group Company shall not be obligated to defend any such claim or assertion unless it is at Oriental’s cost;

3.5	To cooperate with Oriental at its request by consenting to or adopting in his capacity as a shareholder pursuant to Oriental’s instructions or requests relating to the operation of the Group Company;

3.6	To strictly keep confidential the existence of this Agreement and its provisions, any correspondence, resolutions, attached agreements and other documents in connection with this Agreement;

3.7
To immediately notify Oriental of the occurrence or possible occurrence of any litigation, arbitration or administrative proceeding relating to the Group Company’s assets, business and revenue of which he may become aware;

3.8	At Oriental’s written request, approve in his capacity as a shareholder any action of the Group Company that is not in violation of any applicable laws.

4.           In order to ensure the performance of the various agreements between Oriental and the VIE Entities and to ensure the payment of the various payables by the VIE Entities to Oriental, the VIE Entities together with the Shareholders hereby jointly agree to accept the provision of the corporate policies and guidance by Oriental at any time in respect of the appointment and dismissal of the VIE Entities’ employees, the VIE Entities’ daily operation and administration as well as financial administrative systems.

5.           The VIE Entities together with the Shareholders hereby jointly agree that the VIE Entities and the Shareholders shall appoint personnel recommended by Oriental as the directors of each of the VIE Entities.  Each of the Shareholders shall, to the extent applicable PRC law requires a shareholder to vote, vote his shares of the Group Company to cause the board of directors of the Group Company to appoint persons nominated by Oriental to hold the positions as directors and senior management of the Group Company.  Each of the VIE Entities shall engage Oriental’s senior managers recommended by Oriental as General Manager, Chief Financial Officer, and other senior managers of each of the VIE Entities.  If any of the above officers leaves or is fired by Oriental, he or she will lose the qualification to undertake any positions in any of the VIE Entities.  The VIE Entities and the Shareholders shall appoint other senior managers of Oriental recommended by Oriental to undertake such position.

To ensure performance of such arrangement, Oriental and the VIE Entities agree to cause such directors or senior managers to enter into director or senior manager employment agreements with the VIE Entities in compliance with the above arrangement.

The Shareholders hereby agree to sign a power of attorney upon execution of this Agreement, by which the Shareholders will authorize the individual employed by Oriental to exercise all of their respective voting rights as a shareholder at the Group Company’s shareholder meetings according to laws and the Articles of Association of the Group Company.

6.           The VIE Entities together with the Shareholders, hereby jointly agree and confirm that, except as set forth in Article 1 herein, the VIE Entities shall seek a guarantee from Oriental first if the VIE Entities need any guarantee for their performance of any contract or loan of working capital in the course of operation.  In this case, Oriental shall have the right but not the obligation to provide appropriate guarantee to the VIE Entities at its own discretion.  If Oriental decides not to provide such guarantee, Oriental shall issue a written notice to the VIE Entities immediately and the VIE Entities shall seek a guarantee from other third parties.

7.           In the event that any of the agreements between Oriental and the VIE Entities terminates or expires, Oriental shall have the right but not the obligation to terminate all agreements between Oriental and the VIE Entities, including without limitation to the TSA.

8.           All notices and communications between the Parties shall be written in Chinese and sent by fax (to be confirmed by transmission reports), delivery by hand (including courier services) or registered mail to the appropriate addresses set forth below:

If to Oriental, to:

Oriental Intra-Asia Entertainment (China) Limited
Address: Room 1009, Tower C2, Oriental Plaza, No. 1 Dongchangan Avenue, Dongcheng District, Beijing China
Tel: 010-82671299
Fax: 010-62637657

If to the VIE Entities, to:

China TransInfo Technology Group Co., Ltd.

Address: Room 1601 E-wing Center, No. 113 Zhichun Road, Haidian District, Beijing, China.
Telephone: 010-82628925
Fax: 010-62637657

If to Shudong Xia, to:

Shudong Xia
Address: Room 7-3-802 Xingbiaojiayuan , Wanliu,Haidian District, Beijing,China
Telephone: 010-82671299
Fax: 010-62637657

If to Zhiping Zhang, to:

Zhiping Zhang
Address: Haidian Rencaizhongxin, , Jia 17, Haidian Street,Haidian District, Beijing
Telephone: 010-82628925
Fax: 010-62637657

If to Zhibin Lai, to:

Zhibin Lai
Address: Huanxi, Peking University,No.5 Yiheyuan Road, Haidian District, Beijing
Telephone: 010-82671299
Fax: 010-62637657

If to Wei Gao, to:

Wei Gao
Address: Room 307, Unit 3, Building A7, Courtyard #11, Fucheng Road, Haidian District, Beijing, China
Telephone: 010-65630322
Fax： 010-65630251

A notice or a correspondence shall be deemed to be received in accordance with the following:

8.1
If sent by fax and confirmed by the transmission report, at the time of the date indicated on the transmission report, unless the fax is transmitted after 5pm of the day, or if the day is not a business day in the place where the recipient is domiciled, on the date immediately after such day;

8.2
If delivered by hand (including courier services), at the time of the date of which the recipient receives and accepts the notice or correspondence or another person at the address of the recipient receives and accepts the notice or correspondence; or

8.3	If delivered by registered mail, at the time of the third day after the date on the receipt issued by the relevant post office.

9.           The provisions of this Agreement may only be waived, amended or altered by a written instrument signed by all the Parties (such written instrument shall be an appendix of this Agreement).

10.           The failure or delay of exercise of any right under this Agreement by either Party shall not be deemed to be a waiver of such right.

11.           The invalidity of any provision in this Agreement shall not affect the validity of other provisions which are not related to such provision.

12.           If this Agreement is terminated for any reason, the confidentiality obligations of the Parties shall remain valid and binding.

13.           The Parties shall bear their own stamp taxes and other government charges, taxes and fees and reasonable additional expenditure (including reasonable legal fees) incurred due to the loan conversion, various equity transfers carried out according to this Agreement, and preparation of this Agreement.

14.           This Agreement shall be binding on the Parties, their successors and assigns (if any). In the event the VIE Entities adopt the power of attorney, the successors shall include the persons specified in Article 4 above.

15.           Without Oriental's prior written consent, the VIE Entities shall not assign or otherwise transfer their rights and obligations under this Agreement. Subject to compliance with the laws of China, Oriental may assign this Agreement to any affiliate or any other designated entity without the prior consent of the VIE Entities.

16.           The execution, validity, interpretation and performance of this Agreement and the resolution of disputes thereunder shall be governed by the laws of China.

17.           Arbitration

17.1
Any dispute or difference of any kind whatsoever arising out of or in connection with this Agreement, including any question in connection with the existence, construction, interpretation, validity, termination or implementation of this Agreement, shall be submitted to the China International Economic and Trade Arbitration Commission ("CIETAC"), for arbitration in Beijing, which shall be conducted in accordance with the then effective CIETAC's rules.

17.2
The arbitration tribunal shall comprise of three (3) arbitrators. Each of Oriental and the Group Company shall be entitled to appoint one (1) arbitrator and the arbitrators so appointed shall appoint a third (3rd) arbitrator who shall preside as Chairman.

17.3	The language to be used in any arbitral proceedings shall be English.

17.4	The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration award.

17.5
The Parties further acknowledge that monetary damages alone shall not adequately compensate Oriental for the breach of the VIE Entities’ undertakings in this Agreement and, therefore, agree that if a breach or threatened breach of any such undertaking occurs, Oriental shall be entitled to apply or petition for, and the VIE Entities shall not resist, object or challenge, injunctive relief compelling specific performance of such undertakings or immediate cessation of such actions in order to be in compliance with the terms of this Agreement in any competent court of the PRC.

18.           This Agreement and its appendixes shall constitute the entire agreement among the Parties and supersede all previous discussions, consultations and agreements with respect to the subject herein.  The appendixes of this Agreement shall be an integral part of this Agreement and shall be equally valid and binding. In the event of inconsistency between this Agreement and its appendix, this Agreement shall prevail.

19.           This Agreement is written in both English and Chinese.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their representatives hereunto duly authorized as of the date first set forth above written.

Oriental Intra-Asia Entertainment (China) Limited

By:	/s/ Shudong Xia
Authorized Representative: Shudong Xia
Name:
Position:

China TransInfo Technology Group Co., Ltd.

By:	/s/ Shudong Xia
Authorized Representative: Shudong Xia
Name:
Position:

Beijing PKU Chinafront High Technology Co., Ltd.,

By:	/s/ Shudong Xia
Authorized Representative: Shudong Xia
Name:
Position:

Beijing Tian Hao Ding Xin Science and Technology Co., Ltd.,

By:	/s/ Shudong Xia
Authorized Representative: Shudong Xia
Name:
Position:

Beijing Zhangcheng Culture and Media Co., Ltd.

By:	/s/ Shudong Xia
Authorized Representative: Shudong Xia
Name:
Position:

Bejing Zhangcheng Science and Technology Co., Ltd.,

By:	/s/ Shudong Xia
Authorized Representative: Shudong Xia
Name:
Position:

China TranWiseway Information Technology Co., Ltd.,

By:	/s/ Shudong Xia
Authorized Representative: Shudong Xia
Name:
Position:

Shanghai Yootu Information Technology Co., Ltd.

By:	/s/ Shudong Xia
Authorized Representative: Shudong Xia
Name:
Position:

Xinjiang Zhangcheng Science and Technology Co., Ltd.

By:	/s/ Shudong Xia
Authorized Representative: Shudong Xia
Name:
Position:

Dalian Dajian Zhitong Information Service Co., Ltd.

By:	/s/ Shudong Xia
Authorized Representative: Shudong Xia
Name:
Position:

Shareholders:

/s/ Shudong Xia
Shudong Xia

/s/ Zhiping Zhang
Zhiping Zhang

/s/ Zhibin Lai
Zhibin Lai

/s/ Wei Gao
Wei Gao